Explanatory Note

Mayflower Investment Group, Inc. has prepared this Form 1-A solely for the purpose of filing Exhibit 1.2 Amended Articles and Exhibit 1.12 Legal Opinion pursuant to Rule 252(f)(1)(iii).

PART III —EXHIBITS

Index to Exhibits

Exhibit No.	Description
1A-2A*	Certificate of Incorporation, as filed with the Wyoming Secretary of State on February 16, 2016
1A-2A**	Amended Articles
1A-2B*	By-laws
1A-3*	Series A Preferred Share Designation
1A-4*	Sample Subscription Agreement
1A-12**	Legal Opinion

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  * Previously filed

** Filed herewith

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on February 21, 2017.

Mayflower Investment Group, Inc.

By:	/s/ Hamon Francis Fytton
Name: Hamon Francis Fytton
Title: Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hamon Francis Fytton	Chief Executive Officer	February 21, 2017
Hamon Francis Fytton

/s/ Fred Schiemann	Chief Financial Officer	February 21, 2017